UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 20, 2007

Spark Networks plc

(Exact Name of Registrant as Specified in Its Charter)

England and Wales

(State or Other Jurisdiction of Incorporation)

000-51195	98-02006281
(Commission File Number)	(IRS Employer Identification No.)
8383 Wilshire Boulevard, Suite 800, Beverly Hills, California	90211
(Address of Principal Executive Offices)	(Zip Code)

(323) 836-3000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

5.02(e): Accelerated Vesting and Forfeiture of Options in Connection with Resignation of CEO

In connection with David Siminoff’s resignation as Chief Executive Officer of Spark Networks plc (the “Company”), which was effective as of February 20, 2007 and which was previously reported in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 13, 2007, the Company’s Board of Directors accelerated options to purchase 156,250 shares that were previously scheduled to vest in August of 2007. These options are part of a grant of 1,250,000 options (the “Employment Options”), of which 468,750 had already vested. In addition, Mr. Siminoff agreed to forfeit the remaining, unvested 468,750 Employment Options. As a result of the acceleration of the 156,250 options, the forfeiture of the remaining unvested options and Mr. Siminoff’s prior exercise of certain options, Mr. Siminoff currently holds 468,750 exercisable options, each at an exercise price of €3.11 (euro) per share, which is approximately $4.08 based on the current conversion rate.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARK NETWORKS PLC

Date: February 23, 2007	By:	/s/ Mark G. Thompson
	Name: Title:	Mark G. Thompson Chief Financial Officer